SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of Earliest Event Reported) May 16, 2003


                             GSI Securitization Ltd.
             (Exact name of registrant as specified in its charter)


                          Grand Cayman Islands, B.W.I.
                 (State or other jurisdiction of incorporation)


        0-29600                                        NONE
(Commission File Number)               (I.R.S. Employer Identification  No.)


                         502 Carnegie Center, Suite 103
                           Princeton, New Jersey 08540
                    (Address of principal executive offices)


                                 (609) 987-8080
               Registrant's telephone number, including area code


                   Klinair Environmental Technologies Limited
                            3rd Floor Harbour Centre
                                 PO Box 1348 GT
                        Grand Cayman, Cayman Islands, BWI
          (Former name or former address, if changed since last report)
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On May 16, 2003 a majority of the shareholders of Klinair Environmental Technologies Limited ("Company") in an Extraordinary General Meeting approved the following items:

1. A share consolidation of one new share for two shares and the changing of the par value to $.02
2.   An increase of the new consolidated authorized shares to 100,000,000.
3. Authorizing and issuing 9,000,000 preferred shares to Gil Slaton at $.005 par value with common share voting rights on a one vote per one preferred share basis. The preferred shares will be non-redeemable by the Company and non-convertible; however, they will be 5% interest bearing with the interest convertible to common shares at 110% of the average price for the 30 days prior to the interest payment at the option of the holder.
4. Authorizing the issuance of 54,000,000 new consolidated shares for all of the outstanding shares of GSI Securitization Inc. of Princeton, New Jersey which shall remain a wholly owned subsidiary and election of new directors as appointed by GSI Securitization Inc.
5. Authorizing the name of the Company be changed to GSI Securitization Ltd., a Grand Cayman Island corporation.

The Company's is in the process of applying for a new CUSIP number and a new trading symbol.

The Company now has one class of common shares authorized for 100,000,000 shares at $.02 par and one class of preferred shares authorized for 9,000,000 shares at $.005 par. As a result of the shareholder approval, the Company has approximately 60,516,000 common shares outstanding and 9,000,000 preferred shares outstanding.

All former directors resigned and GSI appointed five new directors and Gunther Slaton as the Chairman and Chief Executive Officer. William Grafham, the Company's former Chairman and Chief Executive Officer, has agreed to be a consultant to the Company. There were no disagreements with the Company by any of the directors that resigned. There are no current or previous members of the Board of Directors or management with any affiliation with any broker-dealer. The new elected directors are as follows:

Gunther Slaton, Chairman and Chief Executive Officer - Mr. Slaton founded GSI in 1993. During the previous 18 years, he owned and operated a manufacturing and development company in partnership with USM Corporation. Other career highlights include 14 years with General Foods in various executive positions, including divisional responsibilities for 300+ products with sales volume exceeding $400 million. Earlier in his career he held management positions with Sylvania and US Steel. He was born in Germany and raised in New York. He graduated from New York's prestigious Stuyvesant High School in two years and went to the University of Wisconsin with scholarship. Mr. Slaton received the Gilbreth Award Medal for high achievement in management.

Sally Engel, Director and V.P. of Marketing - Ms. Sally Engel has worked with GSI since 1993 developing a novel approach to reaching the healthcare industry. Prior to GSI she formulated and implemented marketing strategies for numerous Fortune 500 companies. Ms. Engel attended the University of Kansas and studied at Northwestern University majoring in Marketing and Advertising.

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Robert D. Couch, Director and Executive V.P. - Mr. Couch's background includes over 20 years in the medical receivable business including software and hardware applications, managing claims adjudication and reimbursement. His has served as the President of MPS & Associates, V.P. of Chicago Primary Health Services and Director of Internal Medicine Associates Department of Medicine. He is a graduate of Gradwohl School of Medical Technology and attended Regis University in Denver, Colorado.

Kenneth B. Cummings, MD, Director - Mr. Cummings received his M.D. in 1965 from Northwestern Medical School in Chicago, Illinois. He was certified with the National Board of Medical Examiners in 1966 and the American Board of Urology in 1976. He has been licensed in four states and currently serves in the following capacities:

Position                       Since                  Institute
--------                       -----                  ---------
Professor of Surgery           1989    Robert Wood Johnson Medical School
Director                       1989    Urology Residency Program at Robert
                                       Wood Johnson Medical School
Director                       1994    Urologic Oncology Cancer Institute
                                       of New Jersey
Chief Scientific Officer       2001    New Jersey Institute of Urology, Inc.
Active Staff                   1989    Robert Wood Johnson University Hospital

Robert Nisenson, Esq., Director - Mr. Nisenson was admitted to the New Jersey Bar and U.S. District Court of the State of New Jersey in 1984 and the New York Bar in 1985. He has handled the legal affairs of GSI since its inception. He is a graduate of Rutgers College in Accounting and Economics and received his Juris Doctor Degree in 1984 from Brooklyn Law School.

The security ownership in the common shares of the Company's stock by the new management and its directors is as follows:

Name and Address (1)             Amount and Nature
of Beneficial Owner             of Beneficial Owner             Percent of Class
-------------------             -------------------             ----------------
Gunther Slaton                     49,588,000 (2)                    81.9% (2)
Robert D. Couch                     1,127,000                         1.8%
Sally Engel                              None                         None
Kenneth B. Cummings, MD                56,350                         Nil
Robert Nisenson, Esq.               1,014,300                         1.6%

----------
(1)  All directors listed use the corporate office as their address.
(2) The only shareholder beneficially owning more that 5% of all outstanding shares issued is Gunther Slaton, the Chairman and Chief Executive Officer. Mr. Slaton owns approximately 49,588,000 common shares which represent approximately 81.9% of all of the outstanding shares of the Company. Mr. Slaton also owns 9,000,000 preferred shares which do not convert into common shares. Accrued interest on the preferred shares is convertible into common shares at 110% of the average price for the 30 days prior to the interest payment at the option of the holder. There was no accrued interest as of May 16, 2003.

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The Company's principal executive offices are now located at the headquarters of its wholly owned subsidiary, GSI Securitization Inc., at 502 Carnegie Center, Suite 103, Princeton, New Jersey 08540. The subsidiary also has a Midwest office in Evanston, Illinois.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

The Company acquired all of the outstanding shares of GSI Securitization Inc., GSI, by issuing 54,000,000 of its post consolidated common shares in a non taxable share for share exchange. The agreement was reached in an arms length transaction approved by a majority of the shareholders of both corporations. The Company intends for GSI to continue in its normal course of operations.

GSI was founded in 1997 to meet a growing need for receivables financing in healthcare. It purchases receivables from medical providers who receive immediate payment for medical services in an amount determined by the actual net value of the receivables. Then GSI, through its business associates, processes and collects the receivables, freeing the medical providers of these responsibilities.

Although securitization has grown to prominence as a financing tool for many industries and asset classes, it has only been recently applied to the healthcare industry. GSI's entire focus is the implementation of a bankruptcy-remote healthcare receivables purchasing program and the issuance of investment rated securities. Based on an analysis of the provider's receivables, GSI pays the provider the net true value of those receivables by paying immediately and not waiting on protracted collection cycles.

The amount paid is based on an analysis of "gross billings" to "net receivables" over a 3 year period. Advance payment is calculated on reimbursement value less all related program costs and reserves. Contract terms are for three years. GSI perfects the funds paid in a purchase by filing blanket UCC's which protects GSI and the lender from foreclosure or bankruptcy because the accounts receivable have been sold instead of pledged. Once the funding is established and functioning, the accounts receivable portfolio is submitted to the rating agency for a credit rating. GSI strives to attain "AA" ratings.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

Not  Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Not  Applicable.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

Not  Applicable.

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS.

Not Applicable.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of businesses acquired.

Audited financial statements of GSI Securitization Inc. through December 31, 2002 and unaudited statements for the three months ended March 31, will be filed by amendment to this filing.

     (b)  Pro forma financial information.

Pro forma financial information will be filed by amendment to this Form 8-K

     (c)  Exhibits

          22.1 Proxy Statement for the Klinair Environmental Technologies Limited Extraordinary General Meeting of Shareholders to be held on May 16,2003*

          10.1 Stock Purchase Agreement subject to Shareholder Approval *

          99.1 News Release issued May 20, 2003

--------
* Filed as an exhibit to Form 6-K filed on May 8, 2003

ITEM 8. CHANGE IN FISCAL YEAR.

Not  Applicable.

ITEM 9. REGULATION FD DISCLOSURE

On May 20, 2003, the Company issued a Press Release announcing it had received shareholder approval to acquire all of the outstanding shares of GSI Securitization Inc. (GSI), of Princeton, New Jersey which is included in this filing under Exhibit 99.1.

ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

Not Applicable.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            GSI Securitization Ltd.
                                  (Registrant)


                            /s/ Gunther Slaton, CEO
                            -----------------------------
                            Gunther Slaton, CEO

June 9, 2003

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